MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNANTS
                               888 Seventh Avenue
                            New York, New York 10106




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form S-4 of our report dated March 9, 2001 of National Paintball Supply Co., Inc. for the years ended December 31, 2000, 1999 and 1998, and to the reference to our firm under the caption "Experts" in the Prospectus.


                       /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                       Merdinger, Fruchter, Rosen & Corso, P.C.
                       Certified Public Accountants

New York, New York
August 27, 2001